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                                                                      EXHIBIT 24
                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of KUHLMAN CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint ROBERT S. JEPSON, JR., CURTIS G. ANDERSON, VERNON J. NAGEL, AND RICHARD A. WALKER, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company subject to the Kuhlman Corporation 1994 Stock Option Plan, the Communication Cable, Inc. Employees' Savings Plus Plan, the Coleman Cable Systems, Inc. 401(k) Plan, the Schwitzer Tax Reduction Investment Plan for Certain Salaried and Exempt Employees, and the Schwitzer Tax Reduction Investment Plan for Asheville Hourly and Certain Nonexempt Employees, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer or both, of the Company, as indicated below opposite his signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 24th day of April, 1997.


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
/s/ Robert S. Jepson, Jr.                                             /s/ Alexander W. Dreyfoos, Jr.
Robert S. Jepson, Jr., Chairman of the                                Alexander W. Dreyfoos, Jr., Director
Board and Chief Executive Officer
(Principal Executive Officer) and Director


/s/ Vernon J. Nagel                                                   /s/ William M. Kearns, Jr.
Vernon J. Nagel, Executive Vice President                             William M. Kearns, Jr., Director
of Finance, Chief Financial Officer and
Treasurer (Principal Financial and
Accounting Office)


/s/ Curtis G. Anderson                                                /s/ George J. Michel, Jr.
Curtis G. Anderson, President, Chief                                  George J. Michel, Jr., Director
Operating Officer and Director


/s/ William E. Burch                                                  /s/ General H. Norman Schwarzkopf
William E. Burch, Director                                            General H. Norman Schwarzkopf,
                                                                      Director


/s/ Steve Cenko
Steve Cenko, Director


/s/ Gary G. Dillon
Gary G. Dillon, Director
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